Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet at June 30, 2014 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014, and for the year ended December 31, 2013 presented herein are based on the historical financial statements of Innovative Food Holdings, Inc.  (“Innovative”) and The Fresh Diet, Inc.  (“The Fresh Diet”)  after giving effect to Innovative’s acquisition of The Fresh Diet (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

The unaudited condensed combined pro forma balance sheet data assume that the acquisition took place on June 30, 2014 and combine  unaudited consolidated balance sheets of Innovative and The Fresh Diet as of June 30, 2014.

The unaudited pro forma condensed combined statement of operations data for the six months ended June 30, 2014 combine the historical unaudited consolidated statement of operations of Innovative and The Fresh Diet for the six months ended June 30, 2014. The unaudited pro forma condensed combined statement of operations data for the six months ended June 30, 2014 give effect to the merger as if it occurred on January 1, 2014.

The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2013 combine the historical consolidated statement of operations of Innovative and The Fresh Diet for the year ended December 31, 2013. The unaudited pro forma condensed combined statement of operations data for the fiscal year ended December 31, 2013 give effect to the merger as if it occurred on January 1, 2013.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of The Fresh Diet. The final allocation of the purchase price will be determined after the completion of the acquisition and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for The Fresh Diet is subject to revision as more detailed analysis is completed and additional information on the fair values of The Fresh Diet’s assets and liabilities becomes available. Any change in the fair value of the net assets of The Fresh Diet will change the amount of the purchase price allocable to goodwill. Additionally, changes in The Fresh Diet’s working capital, including the results of operations from June 30, 2014 through the date the transaction is completed, will change the amount of goodwill recorded. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the acquisition. In addition, as explained in more detail in the notes to the unaudited pro forma condensed combined financial statements, the acquisition date fair values of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial statements are subject to adjustment to reflect, among other things, the actual closing date, and may vary significantly from the actual amounts that will be recorded upon completion of the acquisition method accounting.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of The Fresh Diet (contained elsewhere in this Form 8-K), and Innovative’s historical financial statements and accompanying notes appearing in its periodic SEC filings including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2014. The adjustments that are included in the following unaudited pro forma combined financial statements are described in Note 2 below, which includes the numbered notes that are marked in those financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2014

	Innovative Food Holdings, Inc. and Subsidiaries	The Fresh Diet, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined

ASSETS
Current Assets
Cash and cash equivalents	$2,266,135	$637,675	$1,585,000		$4,488,810
Accounts receivable, net	1,148,316	2,588	-		1,150,904
Due from shareholders and affiliates	-	428,484	-		428,484
Supplies and inventory	885,329	211,723	-		1,097,052
Other current assets	11,316	452,013			463,329
Total current assets	4,311,096	1,732,483	1,585,000		7,628,579

Property and equipment, net	916,375	1,128,777	-		2,045,152
Investment	54,000				54,000
Other intangible assets			12,757,821	(1)	12,757,821

Goodwill			8,505,214	(1)	8,505,214

Intangible assets, net	795,502	104,271			899,773

Total assets	$6,076,973	$2,965,531	$22,848,035		$31,890,539

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$1,435,134	2,570,895			$4,006,029
Accrued liabilities - related parties	248,985	64,872			313,857
Deferred revenue	-	4,645,659	(1,393,698)	(3)	3,251,961
Accrued interest	606,080				606,080
Accrued interest, related parties	53,092				53,092
Notes payable, current portion - net of discount	268,132	1,203,782	-		1,471,914
Notes payable - related parties, current portion	110,500		-		110,500

Total current liabilities	2,721,923	8,485,208	(1,393,698)		9,813,433

Note payable - long term portion, net of discount	877,265	937,086			1,814,351
Notes payable to shareholders	-	2,199,970			2,199,970

Total liabilities	3,599,188	11,622,264	(1,393,698)		13,827,754

Equity (deficit)
Preferred stock, $0.0001 par value, 10,000,000 shares
authorized, no shares issued or outstanding as of
June 30, 2014	-				-

Common stock	855	4,133,105	(4,133,105)	(2)	11,014
			10,000	(1)
			159	(5)
Additional paid-in capital	8,684,545		13,990,000	(1)	24,259,386
			-
Treasure stock, 486,254 shares as of June 30, 2014	(160,099)	-	-		(160,099)
Accumulated deficit	(6,047,516)	(12,790,261)	12,790,261	(2)	(6,047,939)

Total shareholders’ equity (deficit)	2,477,785	8,657,156	24,241,733		18,062,362
Non-controlling interest in variable interest entities	-	423			423
Total equity (deficit)	2,477,785	(8,656,733)	24,241,733		18,062,785

Total liabilities and equity (deficit)	$6,076,973	$2,965,531	$22,848,035		$31,890,539

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2014

	Innovative Food Holdings, Inc. and Subsidiaries	The Fresh Diet, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined

Revenue	$12,002,493	$11,512,067	$-		$23,514,560

Costs and Expenses
Cost of revenue	8,194,131	6,585,132			14,779,263
Labor costs		2,161,627			2,161,627
Selling, general, and administrative	2,671,217	2,099,353			4,770,570
Depreciation and amortization		141,614	911,273	(4)	1,052,887
Total costs and expenses	10,865,348	10,987,726	-		22,764,347

Income from operations	1,137,145	524,341			750,231

Other (income) expense:
Other (income)	(20,000)	-	-		(20,000)
Interest expense	541,298	259,883	-		801,181
Total other (income) expense	521,298	259,883	-		781,181

Consolidated income (loss) before income taxes	615,847	264,458	(911,273)		(30,968)

Income tax expense	-	-	-		-

Consolidated net income (loss)	615,847	264,458	$(911,273)		$(30,968)

Less net loss attributable to non-controlling interest in variable interest entities		(667)			(667)
Net income attributable to shareholders	$615,857	$265,125			$(31,635)

Net income (loss) per share - basic	$0.081				$(0.002)

Net income (loss) per share - diluted	$0.047				$(0.001)

Weighted average shares outstanding - basic	7,599,348		11,585,000	(1) (5)	19,184,348

Weighted average shares outstanding - diluted	13,164,868		11,585,000	(1) (5)	24,749,868

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2013

	Innovative Food Holdings, Inc. and Subsidiaries	The Fresh Diet, Inc.	Pro Forma Adjustments	Note	Pro Forma Combined

Revenue	$23,502,740	$26,309,774	-		$49,812,514

Costs and Expenses
Cost of revenue	16,853,557	14,625,129	-		31,478,686
Labor costs		3,638,668			3,638,668
Selling, general, and administrative	5,683,364	10,582,407	-		16,265,771
Gain on sale of subsidiary assets		(20,564)			(20,564)
Depreciation and amortization		513,983	1,822,546	(4)	2,336,529
Write-off of property and equipment		107,609			107,609
Total costs and expenses	22,536,921	29,447,232	1,822,546		53,806,699

Income (loss) from operations	965,819	(3,137,458)			(3,994,185)

Other (income) expense:
Interest expense	2,452,076	559,774			3,011,850
Other (income)	-	(50,945)			(50,945)
Total other (income) expense	2,452,076	508,829			2,960,905

Consolidated net (loss) before taxes	(1,486,257)	(3,646,287)			(7,077,978)

Income tax provision	-	15,970			15,970

Consolidated net loss	$(1,486,257)	$(3,630,317)	(1,822,546)		$(6,939,120)

Less net income attributable to non-controlling interest in variable interest entities	-	(131,493)			(131,493)

Net loss attributable to shareholders	$(1,486,257)	$(3,761,810)	(1,822,546)		$(7,070,613)

Net income (loss) per share - basic	$(0.23)	$-			$(0.38)

Net income (loss) per share - diluted	$(0.23)	$-			$(0.38)

			10,000,000	(1)
Weighted average shares outstanding - basic	6,500,506	-	1,585,000	(5)	18,085,506

			10,000,000	(1)
Weighted average shares outstanding - diluted	6,500,506	-	1,585,000	(5)	18,085,506

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Purchase Price

Pursuant to the Merger Agreement, the Innovative Food Holdings, Inc. (“Innovative”) acquired The Fresh Diet, Inc. (“The Fresh Diet”) through a reverse triangular merger.  The purchase price under the terms of the Merger Agreement was  10,000,000 shares of the Innovative’s common stock.  The pro forma condensed combined balance sheet as of June 30, 2014 reflects the following allocation of the total purchase price to The Fresh Diet’s net tangible, with the residual allocated to intangible assets:

10,000,000 shares of common stock	$14,000,000
Total purchase price	$14,000,000

Tangible assets acquired	$2,965,531
Liabilities assumed	10,228,566
Net tangible assets	(7,263,035)
Other intangible assets	12,757,821
Goodwill	8,505,214
Total purchase price	$14,000,000

2. Pro Forma Adjustments

The pro forma condensed combined financial statements are based upon the historical consolidated financial statements of Innovative and The Fresh Diet  and certain adjustments which Innovative believes are reasonable to give effect to the Fresh Diet  acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The pro forma condensed combined financial statements were prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, Innovative believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the pro forma condensed combined financial statements provide a reasonable basis for presenting the pro forma effects of the Artisan acquisition.

Innovative believes there are no adjustments, in any material respects, that need to be made to present The Fresh Diet financial information in accordance with U.S. GAAP, or to align The Fresh Diet’s historical accounting policies with Innovative’s accounting policies.

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet and statements of operations:

(1)	To record the net 10,000,000 shares of Innovative common stock valued at $14,000,000 issuable pursuant to the terms of the acquisition.
(2)	To eliminate The Fresh Diet equity and accumulated deficit.
(3)	To adjust the acquired deferred revenue of The Fresh Diet.
(4)	To record amortization on the acquired intangible assets of The Fresh Diet.
(5)	To record the issuance of 1,585,000 shares of common stock for proceeds of $1,585,000.